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                                                                   EXHIBIT 10.9



                           STREAM INTERNATIONAL INC.

             Amendment No. 2 to 1995 California Stock Option Plan
             ----------------------------------------------------

     The 1995 California Stock Option Plan of Stream International Inc. (f/k/a Stream International Holdings Inc.) is hereby amended as follows:

     1.   The following sentence is hereby added as the final sentence of
Section 6(i):

          "If a participant is employed by Modus Media International Holdings, Inc. ("MMI") or Corporate Software & Technology Holdings, Inc. ("CST") (MMI and CST shall each be referred to individually as a "Spin-Off Subsidiary") or a subsidiary thereof at the time that the voting common stock of such Spin-Off Subsidiary owned by the Company is distributed to the stockholders of the Company (the "Spin-Off"), then, solely for purposes of this Section 6(i), such participant shall be deemed to be employed by the Company for so long as such participant is employed by such Spin-Off Subsidiary or a subsidiary thereof."

     2.   Section 6(j) is hereby restated in its entirety as follows:

          "(j) Acquisition Events.  An 'Acquisition Event' shall mean: (x) any
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          merger or consolidation which results in the voting securities of the
          Company or a Spin-Off Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity or its parent) less that 50% of the combined voting power of the voting securities of such company or such surviving or acquiring entity or its parent outstanding immediately after such merger or consolidation; (y) any sale of all or substantially all of the assets of the Company or a Spin-Off Subsidiary; or (z) the complete liquidation of the Company or a Spin-Off Subsidiary. The Spin-Off shall not constitute an Acquisition Event.

          If (i) a participant is employed by the Company or a Spin-Off Subsidiary (or a subsidiary thereof) at the time of the occurrence of an Acquisition Event with respect to the Company, (ii) a participant is employed by MMI (or a subsidiary thereof) at the time of the occurrence of an Acquisition Event with respect to MMI, or (iii) a participant is employed by CST (or a subsidiary thereof) at the time of the occurrence of an Acquisition Event with respect to CST, then upon the occurrence of such Acquisition Event: (x) if such Acquisition Event is with respect
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          to the Company, each outstanding option shall be assumed if an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of the successor corporation (unless the successor corporation refuses to assume or substitute for the option), provided that any such options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of
          Section 424(a) of the Code, and (y) all options then outstanding shall become exercisable in full immediately prior to the effectiveness of the Acquisition Event and, unless assumed or substituted by the successor corporation, will terminate, to the extent unexercised, upon the consummation of an Acquisition Event. This paragraph shall also apply to a participant whose employment with the Company or a Spin-Off Subsidiary, as applicable, is terminated prior to the consummation of an Acquisition Event to the extent such participant's options remain exercisable upon the consummation of such Acquisition Event. For purposes of this paragraph, employment shall include service as a director, consultant or advisor."